(LOGO)  STONEFIELD
        JOSEPHSON, Inc.
        Certified Public Accountants
                   Business Advisors



                          INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement of Aegis Assessments, Inc. on Form SB-2 of our report, dated August 28, 2002, appearing in the Prospectus, which is part of this amended Registration Statement.

We also consent to the reference to our Firm under the captions "Experts" in such Prospectus.

/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS
Santa Monica, California
February 18, 2003